Exhibit 99.1

West Corporation	AT THE COMPANY:
11808 Miracle Hills Drive	David Pleiss
Omaha, NE 68154	Investor Relations
(402) 963-1500
dmpleiss@west.com

West Corporation Reports Second Quarter 2013 Results and

Declares Quarterly Dividend

OMAHA, NE, July 31, 2013 – West Corporation (Nasdaq:WSTC), a leading provider of technology-driven communication services, today announced its second quarter 2013 results.

Key Highlights:

•	Adjusted Net Income[2] increased 18%

•	Adjusted Operating Income[2] grew by 5.9%

•	Adjusted EBITDA[2] improved by 6.1%

•	Free Cash Flow[2] grew 257% to $69 million in the quarter, up 74% year-to-date

	Three Months Ended June 30,			Six Months Ended June 30,
Unaudited, in millions except per share	2013	2012	% Change	2013	2012	% Change
Consolidated Revenue	$672.7	$661.9	1.6%	$1,332.9	$1,301.0	2.5%
Platform-based Revenue[1]	494.9	485.2	2.0%	976.4	933.9	4.5%
Adjusted EBITDA[2]	180.4	169.9	6.1%	350.5	331.8	5.7%
EBITDA[2]	178.5	166.4	7.3%	317.5	327.0	-2.9%
Adjusted Operating Income[2]	150.5	142.2	5.9%	289.0	272.5	6.0%
Operating Income	134.7	121.5	10.9%	228.0	235.7	-3.3%
Cash Flows from Operations	95.0	43.7	117.3%	193.7	135.4	43.1%
Free Cash Flow[2,4]	69.0	19.4	256.6%	134.1	76.9	74.3%
Pro Forma Adjusted Net Income[2,3]	63.3	NM	NM	121.4	NM	NM
Adjusted Net Income[2]	60.5	51.3	18.0%	105.0	97.1	8.1%
Net Income	43.7	36.7	19.0%	46.7	70.7	-33.9%
Pro Forma Adjusted EPS—Diluted	0.75	NM	NM	1.43	NM	NM
Adjusted Earnings per Share—Diluted	0.71	0.81	-12.3%	1.40	1.53	-8.5%
Earnings per Share—Diluted	0.51	0.58	-12.1%	0.62	1.11	-44.1%
Net Cash Flows used in Investing	(27.0)	(25.0)	8.3%	(61.0)	(135.6)	-55.0%
Net Cash Flows used in Financing	(503.3)	(27.7)	NM	(93.7)	(7.4)	NM

“We are pleased to report another quarter of solid operating results. Debt reduction and lower interest rates on our term debt combined with improvement in SG&A to fuel improved profitability for the quarter,” said Tom Barker, CEO. “We continue to execute on our strategic initiatives, while returning a portion of our earnings to our shareholders through our quarterly dividend.”

Dividend

The Company today also announced a $0.225 per common share quarterly dividend. The dividend is payable August 22, 2013, to shareholders of record as of the close of business on August 12, 2013.

Consolidated Operating Results

For the second quarter of 2013, revenue was $672.7 million compared to $661.9 million for the same quarter of the previous year, an increase of 1.6 percent. Fluctuations in currency exchange rates reduced revenue by approximately $1.1 million in the second quarter of 2013 compared to rates used for 2013 guidance.

The Unified Communications segment had revenue of $382.9 million in the second quarter of 2013, an increase of 3.6 percent over the same quarter of the previous year. The Communication Services segment had revenue of $296.8 million in the second quarter of 2013, 0.5 percent higher than the second quarter of 2012. The Company’s platform-based businesses1 had revenue of $494.9 million in the second quarter of 2013, an increase of 2.0 percent over the same quarter of the previous year.

Adjusted EBITDA2 for the second quarter of 2013 was $180.4 million, or 26.8 percent of revenue, compared to $169.9 million, or 25.7 percent of revenue, for the second quarter of 2012, an increase of 6.1%. EBITDA was $178.5 million in the second quarter of 2013 compared to $166.4 million in the second quarter of 2012, an increase of 7.3%.

Adjusted Operating Income2 for the second quarter of 2013 was $150.5 million, or 22.4 percent of revenue, compared to $142.2 million, or 21.5 percent of revenue in the same quarter of 2012, an increase of 5.9%. Operating Income was $134.7 million in the second quarter of 2013 compared to $121.5 million in the second quarter of 2012, an increase of 10.9%.

Adjusted Net Income2 was $60.5 million in the second quarter of 2013, an increase of 18.0 percent from the same quarter of 2012. The Company’s pro forma Adjusted Net Income2, which includes pro forma interest expense, net of tax, for the second quarter of 2013 was $63.3 million. Net Income was $43.7 million in the second quarter of 2013, compared to $36.7 million in the same quarter of 2012. The improvement in profitability was driven by recent deleveraging, a lower cost of debt and operating leverage.

[1]	Platform-based businesses include the Unified Communications segment, Intrado, West Interactive and HyperCube.
[2]	See Reconciliation of Non-GAAP Financial Measures below.
[3]

Reflects the impact of post-IPO reduced debt balances and lower interest rates resulting from the Company’s pricing amendments to its senior secured term loan facilities and redemption of the $450 million senior subordinated notes as if these transactions had been completed on January 1, 2013. Pro forma results also present shares outstanding as if the Company’s IPO had been completed on January 1, 2013.

[4]	Free Cash Flow is calculated as Cash Flows from Operations less cash Capital Expenditures.

NM: Not Meaningful

Balance Sheet, Cash Flow and Liquidity

At June 30, 2013, West Corporation had cash and cash equivalents totaling $214.4 million and working capital of $338.0 million. Interest expense was $57.2 million during the three months ended June 30, 2013 compared to $60.6 million during the comparable period last year. The Company expects its quarterly interest expense to be approximately $51.1 million per quarter for the remainder of 2013.

On April 26, 2013, the Company redeemed all of the outstanding $450.0 million principal amount of its 11% Senior Subordinated Notes (“Senior Subordinated Notes”). The redemption price was 103.667% of the principal amount of the Senior Subordinated Notes. In addition, the Company paid accrued and unpaid interest on the redeemed Senior Subordinated Notes up to the Redemption Date. Upon completion of the redemption, the Company recorded a one-time expense of $6.6 million for the remaining amortization of the balance of deferred financing costs associated with the Senior Subordinated Notes.

The Company’s net debt to pro forma Adjusted EBITDA ratio, as calculated pursuant to the Company’s senior secured term debt facilities, was 4.62x at June 30, 2013.

“Our strong cash flow generation continued in the second quarter of 2013,” said Paul Mendlik, CFO. “We reduced our interest expense through the redemption of our Senior Subordinated Notes and lower interest rates on our term loans negotiated earlier this year. We continue to make progress toward our goal of reducing our net leverage to less than 4x by the end of the first quarter of 2015.”

Cash Flows from Operations were $95.0 million for the second quarter of 2013 compared to $43.7 million in the same quarter last year. Free Cash Flow2 increased to $69.0 million in the second quarter of 2013 compared to $19.4 million in the second quarter of 2012.

During the second quarter of 2013, the Company invested $25.4 million, or 3.8 percent of revenues, in capital expenditures primarily for software and computer equipment.

Conference Call

The Company will hold a conference call to discuss these topics on Thursday, August 1, 2013 at 11:00 AM Eastern Time (10:00 AM Central Time). Investors may access the call by visiting the Financials section of the West Corporation website at www.west.com and clicking on the Webcast link. A replay of the call will be available on the Company’s website at www.west.com.

About West Corporation

West Corporation (Nasdaq:WSTC) is a leading provider of technology-driven communication services. West offers its clients a broad range of communications and network infrastructure solutions that help them manage or support critical communications. West’s customer contact solutions and conferencing services are designed to improve its clients’ cost structure and provide reliable, high-quality services. West also provides mission-critical services, such as public safety and emergency communications.

Founded in 1986 and headquartered in Omaha, Nebraska, West serves Fortune 1000 companies and other clients in a variety of industries, including telecommunications, retail, financial services, public safety, technology and healthcare. West has sales and operations in the United States, Canada, Europe, the Middle East, Asia Pacific and Latin America. For more information on West Corporation, please call 1-800-841-9000 or visit www.west.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These statements reflect only West’s current expectations and are not guarantees of future performance or results. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include, but are not limited to, competition in West’s highly competitive industries; increases in the cost of voice and data services or significant interruptions in these services; West’s ability to keep pace with its clients’ needs for rapid technological change and systems availability; the continued deployment and adoption of emerging technologies; the loss, financial difficulties or bankruptcy of any key clients; security and privacy breaches of the systems West uses to protect personal data; the effects of global economic trends on the businesses of West’s clients; the non-exclusive nature of West’s client contracts and the absence of revenue commitments; the cost of pending and future litigation; the cost of defending West against intellectual property infringement claims; extensive regulation affecting many of West’s businesses; West’s ability to protect its proprietary information or technology; service interruptions to West’s data and operation centers; West’s ability to retain key personnel and attract a sufficient number of qualified employees; increases in labor costs and turnover rates; the political, economic and other conditions in the countries where West operates; changes in foreign exchange rates; West’s ability to complete future acquisitions and integrate or achieve the objectives of its recent and future acquisitions; future impairments of our substantial goodwill, intangible assets, or other long-lived assets; and West’s ability to recover consumer receivables on behalf of its clients. In addition, West is subject to risks related to its level of indebtedness. Such risks include West’s ability to generate sufficient cash to service its indebtedness and fund its other liquidity needs; West’s ability to comply with covenants contained in its debt instruments; the ability to obtain additional financing; the incurrence of significant additional indebtedness by West and its subsidiaries; and the ability of West’s lenders to fulfill their lending commitments. West is also subject to other risk factors described in documents filed by the company with the United States Securities and Exchange Commission.

These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

WEST CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited, in thousands except selected per share and operating data)

	Three Months Ended June 30,
	2013	2012		2013	2013 Adj.
	Actual	Actual	% Change	Adjusted (2)	Pro Forma (2,3)
Revenue	$672,695	$661,895	1.6%	$672,695	$672,695
Cost of services	311,939	307,286	1.5%	311,939	311,939
Selling, general and administrative expenses	226,018	233,110	-3.0%	210,211	210,211

Operating income	134,738	121,499	10.9%	150,545	150,545
Interest expense, net	57,190	60,625	-5.7%	52,666	48,120
Subordinated debt call premium and accelerated amortization of deferred financing costs	6,603	—	NM	—	—
Other expense, net	1,077	1,691	NM	1,077	1,077

Income before tax	69,868	59,183	18.1%	96,802	101,348
Income tax	26,200	22,489	16.5%	36,301	38,005

Net income	$43,668	$36,694	19.0%	$60,501	$63,343

Weighted average shares outstanding:
Basic	83,524	61,384		83,524	83,524
Diluted	84,943	63,565		84,943	84,943
Earnings per share:
Basic	$0.52	$0.60	-13.3%	$0.72	$0.76
Diluted	$0.51	$0.58	-12.1%	$0.71	$0.75
SELECTED SEGMENT DATA:
Revenue:
Unified Communications	$382,869	$369,527	3.6%
Communication Services	296,778	295,227	0.5%
Intersegment eliminations	(6,952)	(2,859)	NM

Total	$672,695	$661,895	1.6%

Depreciation:
Unified Communications	$15,633	$14,956	4.5%
Communication Services	12,337	11,932	3.4%

Total	$27,970	$26,888	4.0%

Amortization:
Unified Communications—SG&A	$6,218	$7,181	-13.4%
Communication Services—COS	2,506	2,180	15.0%
Communication Services—SG&A	7,729	9,981	-22.6%
Corporate—deferred financing costs	4,524	3,393	33.3%
Corporate—accelerated amortization of deferred financing costs	6,603	—	NM

Total	$27,580	$22,735	21.3%

Share-based Compensation
Unified Communications	$887	$1,262	-29.7%
Communication Services	973	1,255	-22.5%

Total	$1,860	$2,517	-26.1%

Cost of services:
Unified Communications	$162,546	$156,550	3.8%
Communication Services	155,710	153,053	1.7%
Intersegment eliminations	(6,317)	(2,317)	NM

Total	$311,939	$307,286	1.5%

Selling, general and administrative expenses:
Unified Communications	$110,353	$113,171	-2.5%
Communication Services	116,299	120,480	-3.5%
Intersegment eliminations	(634)	(541)	NM

Total	$226,018	$233,110	-3.0%

Operating income:
Unified Communications	$109,969	$99,805	10.2%	$117,074
Communication Services	24,769	21,694	14.2%	33,470

Total	$134,738	$121,499	10.9%	$150,544

Operating margin:
Unified Communications	28.7%	27.0%		30.6%
Communication Services	8.3%	7.3%		11.3%

Total	20.0%	18.4%		22.4%

SELECTED OPERATING DATA:
Revenue from platform-based services (1)	$494,934	$485,195	2.0%
Revenue from agent-based services	$180,635	$179,255	0.8%

	Six Months Ended June 30,
	2013	2012		2013	2013 Adj.
	Actual	Actual	% Change	Adjusted (2)	Pro Forma (2,3)
Revenue	$1,332,919	$1,300,957	2.5%	$1,332,919	$1,332,919
Cost of services	621,006	598,988	3.7%	621,006	621,006
Selling, general and administrative expenses	483,885	466,228	3.8%	422,952	422,952

Operating income	228,028	235,741	-3.3%	288,961	288,961
Interest expense, net	130,068	122,687	6.0%	120,890	94,550
Subordinated debt call premium and accelerated amortization of deferred financing costs	23,105	—	—	—	—
Other expense (income), net	99	(1,039)	NM	99	99

Income before tax	74,756	114,093	-34.5%	167,972	194,312
Income tax	28,033	43,355	-35.3%	62,989	72,867

Net income	$46,723	$70,738	-33.9%	$104,983	$121,445

Weighted average shares outstanding:
Basic	73,716	61,345		73,716	83,472
Diluted	75,151	63,525		75,151	84,907
Earnings per share:
Basic	$0.63	$1.15	-45.2%	$1.42	$1.45
Diluted	$0.62	$1.11	-44.1%	$1.40	$1.43
SELECTED SEGMENT DATA:
Revenue:
Unified Communications	$750,437	$729,174	2.9%
Communication Services	593,229	576,964	2.8%
Intersegment eliminations	(10,747)	(5,181)	NM

Total	$1,332,919	$1,300,957	2.5%

Depreciation:
Unified Communications	$31,081	$30,053	3.4%
Communication Services	24,696	23,143	6.7%

Total	$55,777	$53,196	4.9%

Amortization:
Unified Communications—SG&A	$12,442	$14,430	-13.8%
Communication Services—COS	5,095	4,309	18.2%
Communication Services—SG&A	15,466	17,610	-12.2%
Corporate—deferred financing costs	9,178	6,786	35.2%
Corporate—accelerated amortization of deferred financing costs	6,603	—	NM

Total	$48,784	$43,135	13.1%

Share-based Compensation
Unified Communications	$2,366	$1,278	85.1%
Communication Services	2,684	1,372	95.6%

Total	$5,050	$2,650	90.6%

Cost of services:
Unified Communications	$319,652	$305,291	4.7%
Communication Services	311,100	297,796	4.5%
Intersegment eliminations	(9,746)	(4,099)	NM

Total	$621,006	$598,988	3.7%

Selling, general and administrative expenses:
Unified Communications	$242,951	$226,941	7.1%
Communication Services	241,934	240,369	0.7%
Intersegment eliminations	(1,000)	(1,082)	NM

Total	$483,885	$466,228	3.8%

Operating income:
Unified Communications	$187,834	$196,941	-4.6%	$220,351
Communication Services	40,194	38,800	3.6%	68,610

Total	$228,028	$235,741	-3.3%	$288,961

Operating margin:
Unified Communications	25.0%	27.0%		29.4%
Communication Services	6.8%	6.7%		11.6%

Total	17.1%	18.1%		21.7%

SELECTED OPERATING DATA:
Revenue from platform-based services (1)	$976,372	$933,947	4.5%
Revenue from agent-based services	$362,007	$372,072	-2.7%

CONDENSED BALANCE SHEETS

(Unaudited, in thousands)

	June 30,	Dec. 31,	%
	2013	2012	Change
Current assets:
Cash and cash equivalents	$214,380	$179,111	19.7%
Trust and restricted cash	15,961	14,518	9.9%
Accounts receivable, net	440,291	444,411	-0.9%
Deferred income taxes receivable	7,342	13,148	-44.2%
Prepaid assets	50,222	42,129	19.2%
Other current assets	76,176	67,775	12.4%

Total current assets	804,372	761,092	5.7%
Net property and equipment	349,487	364,896	-4.2%
Goodwill	1,813,665	1,816,851	-0.2%
Other assets	494,585	505,314	-2.1%

Total assets	$3,462,109	$3,448,153	0.4%

Current liabilities	$466,405	$457,668	1.9%
Long-term obligations	3,566,391	3,992,531	-10.7%
Other liabilities	248,786	247,640	0.5%

Total liabilities	4,281,582	4,697,839	-8.9%
Stockholders’ deficit	(819,473)	(1,249,686)	34.4%

Total liabilities and stockholders’ deficit	$3,462,109	$3,448,153	0.4%

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Income Reconciliation

Adjusted Operating Income is a non-GAAP measure that reflects the Company’s Operating Income before the impact of IPO-related expenses, expenses terminated in connection with the IPO and non-cash items. Adjusted Operating Income is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Adjusted Operating Income should not be considered in isolation or as a substitute for Operating Income or other profitability data prepared in accordance with GAAP. Adjusted Operating Income, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of Adjusted Operating Income to Operating Income.

Reconciliation of Adjusted Operating Income from Operating Income

Unaudited, in thousands

	Three Months Ended June 30,
	2013	2012	% Change
Operating income	$134,738	$121,499	10.9%
Amortization of acquired intangible assets	13,947	17,162
Share-based compensation	1,860	2,517
Sponsor management/termination fee	—	1,032

Adjusted operating income	$150,545	$142,210	5.9%

	Six Months Ended June 30,
	2013	2012	% Change
Operating income	$228,028	$235,741	-3.3%
Amortization of acquired intangible assets	27,908	32,040
Share-based compensation	5,050	2,650
Sponsor management/termination fee	25,000	2,069
IPO bonus	2,975	—

Adjusted operating income	$288,961	$272,500	6.0%

Adjusted Net Income, Adjusted EPS, Pro forma Adjusted Net Income and Pro forma Adjusted EPS Reconciliation

Adjusted Net Income is a non-GAAP measure that reflects the Company’s Net Income before the impact of IPO-related expenses, expenses terminated in connection with the IPO, bond redemption premiums and non-cash items. Adjusted Net Income is not a measure of financial performance under GAAP. Adjusted Net Income should not be considered in isolation or as a substitute for Net Income or other profitability metrics prepared in accordance with GAAP. Adjusted Net Income, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of Adjusted Net Income to Net Income.

Pro forma Adjusted Net Income represents Adjusted Net Income after giving effect to pro forma adjusted interest expense. Pro forma adjusted interest expense reflects the impact of lower debt balances and lower interest rates post IPO. This includes the pro forma savings for the full periods from the redemption of the $450 million senior subordinated notes and the pricing amendment to the senior secured term loan facilities as if these transactions had been completed January 1, 2013. Pro forma results also present shares outstanding as if the Company’s IPO had been completed January 1, 2013.

Reconciliation of Adjusted Net Income & Pro forma Net Income from Net Income

Unaudited, in thousands except per share

	Three Months Ended June 30,
	2013	2012	% Change
Net income	$43,668	$36,694	19.0%
Amortization of acquired intangible assets	13,947	17,162
Amortization of deferred financing costs	4,524	3,393
Accelerated amortization of deferred financing costs	6,603	—
Share-based compensation	1,860	2,517
Sponsor management/termination fee	—	1,032

Pre-tax total	26,934	24,104
Income tax expense on adjustments	10,101	9,521

Adjusted net income	$60,501	$51,277	18.0%

Diluted shares outstanding	84,943	63,565
Adjusted EPS—diluted	$0.71	$0.81	-12.3%
Pro forma interest expense change, net of tax	$2,842

Pro forma adjusted net income	$63,343	N/A

Pro forma diluted shares outstanding	84,943
Pro forma adjusted EPS—diluted	$0.75	N/A

	Six Months Ended June 30,
	2013	2012	% Change
Net income	$46,723	$70,738	-33.9%
Amortization of acquired intangible assets	27,908	32,040
Amortization of deferred financing costs	9,178	6,786
Accelerated amortization of deferred financing costs	6,603	—
Share-based compensation	5,050	2,650
Sponsor management/termination fee	25,000	2,069
IPO bonus	2,975	—
Subordinated debt call premium	16,502	—

Pre-tax total	93,216	43,545
Income tax expense on adjustments	34,956	17,200

Adjusted net income	$104,983	$97,083	8.1%

Diluted shares outstanding	75,151	63,525
Adjusted EPS—diluted	$1.40	$1.53	-8.5%
Pro forma interest expense change, net of tax	$16,462

Pro forma adjusted net income	$121,445	N/A

Pro forma diluted shares outstanding	84,907
Pro forma adjusted EPS—diluted	$1.43	N/A

Free Cash Flow Reconciliation

The Company believes Free Cash Flow provides a relevant measure of liquidity and a useful basis for assessing the Company’s ability to fund its activities, including the financing of acquisitions, debt service, stock repurchases and distribution of earnings to shareholders. Free Cash Flow is calculated as Cash Flows from Operations less cash Capital Expenditures. Free Cash Flow is not a measure of financial performance under GAAP. Free Cash Flow should not be considered in isolation or as a substitute for Cash Flows from Operations or other liquidity measures prepared in accordance with GAAP. Free Cash Flow, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of Free Cash Flow to Cash Flows from Operations.

Reconciliation of Free Cash Flow from Operating Cash Flow

Unaudited, in thousands

	Three Months Ended June 30,
	2013	2012	% Change
Cash flows from operations	$94,998	$43,711	117.3%
Cash capital expenditures	25,985	24,356	6.7%

Free cash flow	$69,013	$19,355	256.6%

	Six Months Ended June 30,
	2013	2012	% Change
Cash flows from operations	$193,664	$135,374	43.1%
Cash capital expenditures	59,527	58,429	1.9%

Free cash flow	$134,137	$76,945	74.3%

EBITDA and Adjusted EBITDA Reconciliation

The common definition of EBITDA is “Earnings Before Interest Expense, Taxes, Depreciation and Amortization.” In evaluating liquidity and performance, the Company uses earnings before interest expense, share based compensation, taxes, depreciation and amortization, and one-time IPO-related expenses, or “Adjusted EBITDA.” EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for Net Income, Cash Flows from Operations or other income or cash flows data prepared in accordance with GAAP. EBITDA and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. EBITDA and Adjusted EBITDA are used by certain investors as measures to assess the Company’s ability to service debt. Adjusted EBITDA is also used in the Company’s debt covenants, although the precise adjustments used to calculate Adjusted EBITDA included in the Company’s credit facility and indentures vary in certain respects among such agreements and from those presented below. Certain adjustments to Adjusted EBITDA were excluded from the calculations below consistent with the adjustments made for Adjusted Operating Income and Adjusted Net Income. Set forth below is a reconciliation of EBITDA and Adjusted EBITDA to Cash Flows from Operations and Net Income.

Reconciliation of EBITDA and Adjusted EBITDA from Operating Cash Flow

Unaudited, in thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Cash flows from operating activities	$94,998	$43,711	$193,664	$135,374
Income tax expense	26,200	22,489	28,033	43,355
Deferred income tax benefit (expense)	(4,664)	3,811	(9,007)	(7,707)
Interest expense and other financing charges	64,249	60,987	153,943	123,397
Provision for share-based compensation	(1,860)	(2,517)	(5,050)	(2,650)
Amortization of deferred financing costs	(4,524)	(3,393)	(9,178)	(6,786)
Accelerated amortization of deferred financing costs	(6,603)	—	(6,603)	—
Asset impairment	—	—	—	(3,715)
Other	(10)	(92)	(37)	(171)
Changes in operating assets and liabilities, net of business acquisitions	10,754	41,404	(28,286)	45,938

EBITDA	178,540	166,400	317,479	327,035
Provision for share-based compensation	1,860	2,517	5,050	2,650
Sponsor management/termination fee and IPO bonus	—	1,032	27,975	2,069

Adjusted EBITDA	$180,400	$169,949	$350,504	$331,754

Reconciliation of EBITDA and Adjusted EBITDA from Net Income

Unaudited, in thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income	$43,668	$36,694	$46,723	$70,738
Interest expense and other financing charges	64,249	60,987	153,943	123,397
Depreciation and amortization	44,423	46,230	88,780	89,545
Income tax expense	26,200	22,489	28,033	43,355

EBITDA	178,540	166,400	317,479	327,035
Provision for share-based compensation	1,860	2,517	5,050	2,650
Sponsor management/termination fee and IPO bonus	—	1,032	27,975	2,069

Adjusted EBITDA	$180,400	$169,949	$350,504	$331,754

Unaudited, in thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Cash flows from operating activities	$94,998	$43,711	$193,664	$135,374
Cash flows used in investing activities	$(27,039)	$(24,978)	$(61,002)	$(135,630)
Cash flows used in financing activities	$(503,274)	$(27,684)	$(93,693)	$(7,418)

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